                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 18, 1997

                                 ---------------

                            NATIONAL INSURANCE GROUP
             (Exact name of Registrant as Specified in Its Charter)


           California                     0-16332              94-3031790
(State or Other Jurisdiction of         (Commission         (I.R.S. Employer
 Incorporation or Organization)         File Number)      Identification Number)


                      395 Oyster Point Boulevard, Suite 500
                      South San Francisco, California 94080
                          (Address, including zip code,
                         of Principal Executive Offices)


Registrant's telephone number, including area code: (650) 872-6772



Item 7.  Financial Statements and Exhibits.

        Set forth on the following pages are the financial statements and related pro forma financial information required by this Item 7 pertaining to the acquisition (the "Acquisition") by Pinnacle American Realty Tax Services, Inc., a Delaware corporation ("PARTS-VA"), and Pinnacle American Realty Tax Services of New York, Inc., a Delaware corporation ("PARTS-NY"), of substantially all of the assets and assumption of certain of the liabilities of American Realty Tax Services, Inc., a Virginia corporation ("ARTS"), and American Realty Tax Services of New York, Inc., a Virginia corporation ("ARTS-NY"). On October 1, 1997, PARTS-VA changed its name to Pinnacle Real Estate Tax Services, Inc. ("PRETS-VA") and PARTS-NY changed its name to Pinnacle Real Estate Tax Services of New York, Inc. ("PRETS-NY").

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Pinnacle Real Estate Tax Services, Inc. and
   Pinnacle Real Estate Tax Services of New York, Inc.

           We have audited the combined balance sheets of American Realty Tax Services, Inc. and American Realty Tax Services of New York, Inc. (the Companies) as of December 31, 1996 and 1995 and the related combined statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies as of December 31, 1996 and 1995 and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


Washington, D.C.                          /s/ Coopers & Lybrand L.L.P.
November 25, 1997

                       AMERICAN REALTY TAX SERVICES, INC.
                                       AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                             COMBINED BALANCE SHEETS

                                     ASSETS


                                                                 As of December 31,
                                                             ---------------------------
                                                                1996             1995
                                                             ----------      -----------
Cash and cash equivalents                                    $   37,346      $   306,564
Accounts receivable, less allowance of $49,782 in 1996
        and $51,725 in 1995                                     755,241          791,121
Investments, available for sale, at fair value                1,278,699        3,823,312
Property and equipment, net of accumulated depreciation         457,480          668,124
Mortgage notes receivable from related parties                  314,651          289,657
Other assets                                                    159,605          106,644
                                                             ----------      -----------
         Total assets                                        $3,003,022      $ 5,985,422
                                                             ==========      ===========


                                  LIABILITIES

Accounts payable                                             $  425,966      $   560,865
Deferred revenues                                             7,131,219        6,575,441
Accrued expenses and other liabilities                          232,738          188,542
                                                             ----------      -----------
                Total liabilities                            $7,789,923      $ 7,324,848
                                                             ----------      -----------

Commitments and contingencies (Notes 1, 2, 7 and 8)

                             SHAREHOLDERS' DEFICIT

Common stock                                                 $    5,501      $     5,501
Accumulated deficit                                          (5,165,675)      (1,767,251)
Unrealized holding gain on investments                          373,273          422,324
                                                             ----------      -----------
         Total shareholders' deficit                         (4,786,901)      (1,339,426)
                                                             ----------      -----------
Total liabilities and shareholders' deficit                  $3,003,022      $ 5,985,422
                                                             ==========      ===========


                   The accompanying notes are an integral part
                           of the financial statements

                              AMERICAN REALTY TAX SERVICES, INC.
                                             AND
                        AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                              COMBINED STATEMENTS OF OPERATIONS


                           For the Years Ended
                               December 31,
                      -----------------------------
                         1996              1995
                      -----------       -----------
Revenues              $ 8,399,248       $ 7,239,516

Costs and expenses     (7,380,010)       (6,854,531)

Other income, net         488,793            87,883
                      -----------       -----------
Net income            $ 1,508,031       $   472,868
                      ===========       ===========


                       AMERICAN REALTY TAX SERVICES, INC.
                                      AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                  COMBINED STATEMENTS OF SHAREHOLDERS' DEFICIT



                                      Common Stock
                        -----------------------------------------
                                ARTS               ARTS-NY
                        -------------------  --------------------              Unrealized
                          Shares               Shares              Combined   holding gain                     Total
                        issued and   $1 Par  issued and   $10 Par   common     (loss) on     Accumulated   shareholders'
                        outstanding  Value   outstanding   Value    stock     investments      deficit        deficit
                        -----------  ------  -----------  -------   ------    ------------   -----------   -------------


Balance,
  January 1, 1995            501     $501       500       $5,000    $5,501    $(235,352)     $(1,694,619)  $(1,924,470)
Change in unrealized
  gain on investment          --       --        --           --        --      657,676               --       657,676
Distributions to
  shareholders                --       --        --           --        --           --         (545,500)     (545,500)
Net Income                    --       --        --           --        --           --          472,868       472,868
                             ---     ----       ---       ------    ------    ---------      -----------   -----------
Balance
  December 31, 1995          501     $501       500       $5,000    $5,501    $ 422,324      $(1,767,251)  $(1,339,426)
                             ===     ====       ===       ======    ======    =========      ===========   ===========

Change in unrealized
  gain on investment          --       --        --           --        --    $ (49,051)              --   $   (49,051)
Distributions to
  shareholders                --       --        --           --        --           --       (4,906,455)   (4,906,455)
Net Income                    --       --        --           --        --           --        1,508,031     1,508,031
                             ---     ----       ---       ------    ------    ---------      -----------   -----------
Balance,
  December 31, 1996          501     $501       500       $5,000    $5,501    $ 373,273      $(5,165,675)  $(4,786,901)
                             ===     ====       ===       ======    ======    =========      ===========   ===========


























              The accompanying notes are an integral part of these
                              financial statements.

                       AMERICAN REALTY TAX SERVICES, INC.
                                       AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                        COMBINED STATEMENTS OF CASH FLOWS


                                               For the Years Ended December 31,
                                               --------------------------------
                                                    1996              1995
                                                 -----------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                    $ 1,508,031       $ 472,868
   Adjustments to reconcile net loss
      to net cash provided by
      operating activities:

         Depreciation                                258,756         254,035
         Loss from the sale of property and
         equipment                                     2,641           1,609
         Loss on sale of investments                       -         117,186
         Gain on transfer of investments            (311,696)              -
         Change in assets and liabilities:

         Decrease (increase) in
          accounts receivable                         35,880        (197,875)

         Increase (decrease) in other assets         (32,825)        (25,549)

         (Decrease) increase in
          accounts payable                          (134,899)        345,240

         Increase (decrease)  in
          accrued expenses and other
          liabilities                                 44,196        (533,960)

         Increase in deferred revenue                555,778         191,994
                                                 -----------       ---------
         Net cash provided by
         operating activities                      1,925,862         625,548
                                                 -----------       ---------

CASH FLOWS FROM INVESTING
         ACTIVITIES
   Purchase of equipment                             (61,816)        (89,027)
   Proceeds from the sale
     of property and equipment                        11,063           6,382
   Repayment of mortgage note
     receivable                                      125,866           8,256
   Issuances of mortgage note receivable            (170,996)        (89,400)
   Purchases of investments                         (286,391)       (393,605)
   Proceeds from sale of investments                       -         632,135
                                                 -----------       ---------
         Net cash provided (used) by
         investing activities                       (382,274)         74,741
                                                 -----------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES

         Distributions to shareholders            (1,812,806)       (545,500)
                                                 -----------       ---------
         Net cash used by financing
         activities                               (1,812,806)       (545,500)
                                                 -----------       ---------

Net increase (decrease) in cash and
         cash equivalents                           (269,218)        154,789

Cash and cash equivalents at
         beginning of year                           306,564         151,775
                                                 -----------       ---------
Cash and cash equivalents at end
         of year                                 $    37,346       $ 306,564
                                                 ===========       =========

NON CASH TRANSACTIONS FROM
         FINANCING ACTIVITIES:
   Distribution of investments
         to shareholders                         $ 3,093,649       $       -
                                                 ===========       =========


                   The accompanying notes are an integral part
                           of the financial statements.

                       AMERICAN REALTY TAX SERVICES, INC.
                                      AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS


        American Realty Tax Services, Inc. and American Realty Tax Services of New York, Inc., (collectively, the "Companies") operate in the same business and are owned by common shareholders. The accompanying financial statements are presented on a combined basis with all significant intercompany revenues, expenses, receivables and payables eliminated.

        The Companies provide various services to mortgage originators and servicers throughout the United States related to processing real estate tax bills. The Companies charge fees for these services that vary depending on such factors as the frequency in which tax bills become due, the number of taxing authorities in the state, and the ease of which information is obtainable from the taxing authority, as well as market and competitive conditions. For new customers, the Companies assume the responsibility of servicing the customers' existing portfolio in return for the rights to service subsequent mortgages issued by the originator.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The following is a description of the significant accounting policies adopted by the Companies in the accompanying financial statements:

            REVENUE RECOGNITION

                    The Companies recognize fees as revenue over the period that services are provided. The Companies offer two service fee arrangements to customers: yearly renewable services and life-of-loan. For the yearly renewable services, the Companies charge an annual fee and recognize revenue ratably over the annual period for which service is provided.

                    The Companies earn a substantial portion of their revenues under life-of-loan servicing arrangements. For life-of-loan servicing, a fee is charged upon the receipt of each new loan in return for providing continued property tax servicing over the life of the mortgage. The fees are recognized over the


                                   Continued

                       AMERICAN REALTY TAX SERVICES, INC.
                                      AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

            estimated service period, which reflects the estimated life of all the underlying mortgages being serviced, based on the proportion of total estimated costs incurred to service the loan.

                    Based upon a study of the efforts and costs to service
            loans, it has been determined that a majority of the costs are incurred in the first year in which the Companies input a loan into their system and begin servicing the loan. Accordingly, the Companies recognize revenue in the first year a loan is entered into their system in proportion to the percentage of such initial costs to total loan servicing costs incurred over the life of the loan as determined in the study performed. The remaining revenue is recognized over the estimated remaining life of the loan in a pattern reflecting the estimated run-off of the Companies' loan servicing portfolio. Currently, the Companies estimate the average life or service period to be six years. Management periodically reviews these estimates and any adjustments are recognized in current operations.

                    All costs of servicing the loan portfolio are expensed as
            incurred.

                    In conjunction with the services provided, the Companies
            agree to reimburse mortgage originators and servicers for penalties, loss of discount, and interest assessed by the taxing authority for untimely or erroneous processing of real estate tax bills resulting from the Companies' negligence. A provision for such costs is recognized as expense by the Companies based on known and anticipated reimbursements to the lenders.


                                   Continued

                       AMERICAN REALTY TAX SERVICES, INC.
                                       AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS


            CASH AND CASH EQUIVALENTS

                    For purposes of financial statement presentation, the
            Companies consider all highly liquid investments purchased with a maturity of three (3) months or less to be cash equivalents.


            INVESTMENTS

                    The Companies classify their investments in common stocks
            which are publicly traded and mutual funds as available-for-sale securities. These investments are reported at fair value based upon quoted market prices. Unrealized holding gains and losses on available-for-sale securities are excluded from income and are reported as a separate component of shareholders' deficit until realized. Realized gains and losses are included in other income and are determined generally using the average cost method for ascertaining the cost of the securities sold.


            FIXED ASSETS

                    Data processing equipment and purchased software and office furniture and equipment are depreciated over five years, and automobiles are depreciated over three to five years, all using the straight-line method. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income or loss from operations. Maintenance and repairs are charged to income as incurred.


                                   Continued

                       AMERICAN REALTY TAX SERVICES, INC.
                                      AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

            CONCENTRATION OF CREDIT RISK

                    Financial instruments which potentially subject the
            Companies to concentrations of credit risk consist principally of investments and accounts receivable. Accounts receivable result primarily from service contracts with banks and mortgage originators and servicers. These contracts generally do not require collateral or other arrangements. The Companies perform credit evaluations of all customers.

            ESTIMATES

                    The preparation of the financial statements in conformity
            with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of certain revenues and certain expenses during the reporting period. Actual results could differ from those estimates.


                                   Continued

                       AMERICAN REALTY TAX SERVICES, INC.
                                      AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

            NEW ACCOUNTING STANDARD

                    In June 1997, the Financial Accounting Standards Board
            ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income. This Statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income includes all changes in equity from nonowner sources; investments by and distributions to owners are excluded. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Companies will include this new reporting information in their 1998 combined financial statements as required.


3. PROPERTY AND EQUIPMENT

                    The components of property and equipment are as follows:


                                               As of December 31,
                                         -----------------------------
                                            1996              1995
                                         -----------       -----------
 Computer equipment and software         $   875,694       $   826,646
 Furniture and fixtures                      477,001           466,562
 Automotive equipment                        110,933           148,952
 Leasehold improvements                       97,244            94,914
                                         -----------       -----------
      Total property and equipment         1,560,872         1,537,074
      Less accumulated depreciation       (1,103,392)         (868,950)
                                         -----------       -----------
Net property and equipment               $   457,480       $   668,124
                                         -----------       -----------


                    Depreciation expense was $258,756 and $254,035 for 1996 and
            1995, respectively.


                                   Continued

                       AMERICAN REALTY TAX SERVICES, INC.
                                      AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

4. INCOME TAXES

                    The Companies have each elected to be taxed as an
            S-Corporation pursuant to Internal Revenue Code ("IRC") Section 1361. Accordingly, the Companies' net earnings or losses are prorated to each shareholder on the basis of their equity interests, and these earnings or losses are incorporated into the shareholders' individual income taxes. The financial statements do not include a provision or a liability for federal income taxes.


5. INVESTMENTS

                    Investments as of December 31, 1996 and 1995 consisted of
            the following:


                                  1996                        1995
                       ------------------------      --------------------------
                       Fair Value        Cost        Fair Value         Cost
                       ----------      --------      ----------      ----------
Mutual funds           $1,278,699      $905,426      $3,720,899      $3,338,291
Common stocks                   -             -         102,413          62,697
                       ----------      --------      ----------      ----------
Total investments      $1,278,699      $905,426      $3,823,312      $3,400,988
                       ----------      --------      ----------      ----------


                    Gross unrealized holding gains of $373,273 and $446,197 in
            1996 and 1995, respectively, and gross unrealized holding losses of $0 and $23,873 in 1996 and 1995, respectively, were recorded as a separate component of shareholders' deficit. Proceeds from sales of investments were $0 and $632,135 in 1996 and 1995, respectively, and net realized losses included in other income were $0 and $117,186 in 1996 and 1995, respectively.

                    Net investment income, excluding realized gains and losses, of $145,761 and $164,101 in 1996 and 1995, respectively, is included in other income, net.



                                   Continued

                       AMERICAN REALTY TAX SERVICES, INC.
                                       AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

6. EMPLOYEE BENEFITS

                    The Companies sponsor a qualified profit sharing plan for
            the benefit of their employees. The profit sharing plan calls for discretionary contributions as authorized by the Board of Directors. The Companies may contribute up to 15% of eligible employees' compensation to the profit sharing plan. To become an eligible participant, the employee must have attained age 21 and completed one year of service. After one year of service, each participant vests at 20% each year and is fully vested after six years. The assets of the plan are for the benefit of eligible employees or their beneficiaries. In 1996 and 1995, the Companies recognized expense of $109,244 and $112,912, respectively, for employer contributions to the Plan.

                    The Companies also sponsor a qualified 401(k) defined
            contribution pension plan. Employees are eligible to participate ninety days after the date of employment. Employees may contribute up to the maximum percentage available under IRC Sections 401(k), 404 and 415. Employer contributions are discretionary. Beginning one year after initial participation, the employer contributions are vested at 20% each year and become fully vested after 6 years. The Companies did not recognize any cost related to this plan during 1996 or 1995.


7. COMMITMENTS


                    The Companies have entered into various operating leases,
            primarily for office space and automobiles. Certain office space leases provide for adjustments related to changes in other operating expenses. Lease terms generally cover periods up to five years.


                                   Continued

                       AMERICAN REALTY TAX SERVICES, INC.
                                       AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

                   Rental expense under the operating leases was $603,349 and
            $519,600 in 1996 and 1995, respectively. Future minimum lease payments due under noncancelable leasing arrangements lease as of December 31, 1996 are as follows:

                1997                 $  544,661
                1998                    427,701
                1999                    369,651
                2000                    350,823
                2001                    154,273
             Thereafter                   8,583
                                     ----------
             Total minimum payments  $1,855,692
                                     ==========

8. MAJOR CUSTOMERS


                    The Companies contract exclusively with mortgage originators and servicers, primarily banks and financial institutions. Acquisitions in the financial services industry have the potential to impact the Companies operations, both by obtaining additional mortgages to service through an existing client's acquisition or the loss of mortgages through the purchase of an existing client's operations by a financial institution which is not a client of the Companies. During 1996 and 1995, the Companies derived 30% and 21% of total revenues from one customer, respectively.


9. RELATED PARTY TRANSACTION

                    The Companies hold fully collateralized mortgage notes of
            certain members of management and members of management's immediate families. The balance outstanding on these mortgages at December 31, 1996 and 1995 was $314,651 and $289,657, respectively, due in monthly and bi-weekly installments through 2008.


                    The interest rate on the mortgage loans is 6%. Interest
            income of $14,278 and $18,579 earned in 1996 and 1995, respectively, are included in other income in the accompanying combined statements of operations.


                                   Continued

                       AMERICAN REALTY TAX SERVICES, INC.
                                      AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

                    The two primary shareholders are officers of the Companies and were paid compensation and benefits, not including distributions, of $733,244 and $392,863 for the years ended December 31, 1996 and 1995, respectively.

                    Distributions of investments of $3,093,649 in 1996 to
            shareholders were recorded at fair value and resulted in a realized gain of $311,696, which is included in other income, net.


10. SUBSEQUENT EVENT

                    On September 18, 1997 substantially all the assets and
            certain liabilities of the Companies were acquired by Pinnacle Real Estate Tax Services, Inc. and Pinnacle Real Estate Tax Services of New York, Inc., subsidiaries of National Insurance Group ("National"), in an asset purchase transaction. The Companies ceased to be in the real estate tax service business as of that date. Generally, all cash and cash equivalents of the Companies were retained by the Companies. Following the Acquisition the names of American Realty Tax Services, Inc. and American Realty Tax Services of New York, Inc. were changed to JMD Group, Inc. and JMD Group of New York, Inc., respectively.

                       AMERICAN REALTY TAX SERVICES, INC.
                                      AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.
                            COMBINED BALANCE SHEETS
                                  (UNAUDITED)
                                  -----------

                                     ASSETS                      As of June 30,
                                                           -------------------------
                                                               1997          1996
                                                           -----------   -----------
Cash and cash equivalents                                  $    77,209   $   128,544
Accounts receivable, less allowance of $63,767 in 1997
    and $66,217 in 1996                                        762,443       779,569
Investments, available for sale, at fair value                 590,631     1,094,738
Property and equipment, net of accumulated depreciation        382,144       538,746
Mortgage notes receivable from related parties                 151,625       168,520
Other assets                                                   169,325       121,497
                                                           -----------   -----------
           Total assets                                    $ 2,133,377   $ 2,831,614
                                                           ===========   ===========

                                   LIABILITIES

Accounts payable                                           $   462,048   $   352,421
Deferred revenues                                            7,015,105     7,115,441
Accrued expenses and other liabilities                         174,493        77,751
                                                           -----------   -----------
           Total liabilities                               $ 7,651,646   $ 7,545,613
                                                           -----------   -----------


                              SHAREHOLDERS' DEFICIT

Common stock                                               $     5,501   $     5,501
Accumulated deficit                                         (5,722,331)   (4,948,161)
Unrealized holding gain or investments                         198,561       228,661
                                                           -----------   -----------
           Total shareholders' deficit                      (5,518,269)   (4,713,999)
                                                           -----------   -----------
Total liabilities and shareholders' deficit                $ 2,133,377   $ 2,831,614
                                                           ===========   ===========

                       AMERICAN REALTY TAX SERVICES, INC.
                                      AND
                 AMERICAN REALTY TAX SERVICES OF NEW YORK, INC.

                       COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                    ________


                                          For the Six Months Ended
                                                  June 30,
                                        ----------------------------
                                            1997            1996
                                        -----------     ------------
Revenues                                $ 3,561,935     $ 4,247,013

Costs and expenses                       (3,330,616)     (3,620,760)

Other income, net                           147,925         433,167
                                        -----------     -----------

Net income                              $   379,244     $ 1,059,420
                                        ===========     ===========

                    PRO FORMA COMBINED FINANCIAL STATEMENTS



National's 1996 and 1997 unaudited pro forma combined financial statements (the "Financials") give effect to the Acquisition as if it had occurred on December 31, 1996, for balance sheet purposes. For purposes of the statements of operations, the Financials reflect the Acquisition as if it had been made on January 1, 1996.


                        PRO FORMA COMBINED BALANCE SHEET
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                        (UNAUDITED; FIGURES IN THOUSANDS)


                                                              AS OF DECEMBER 31, 1996
                                                ----------------------------------------------------
                                                       Historical                   Pro Forma
                                                ----------------------     -------------------------
                                                                             Adjust-
                                                                 The         ment for
                                                National      Companies    Acquisition      Combined
                                                --------      ---------    -----------      --------
Investments (note 1)                            $ 30,594       $  1,279       $ (1,279)      $ 30,594
                                                --------       --------       --------       --------
Cash and cash equivalents (note 1)                 3,183             37           (650)         2,570
Accounts receivable (note 2)                       5,181            755              -          5,936
Property plant & equipment-NET (note 3)            3,484            457              -          3,941
Goodwill (note 4)                                      -              -         12,754         12,754
Other assets (note 5)                              4,670            475          2,924          8,069
                                                --------       --------       --------       --------
Total assets                                    $ 47,112       $  3,003       $ 13,749       $ 63,864
                                                ========       ========       ========       ========

Reserve for losses and unearned revenue         $  6,951       $     -       $      -       $  6,951
Accrued expenses and accounts payable              5,126           426              -          5,552
Notes payable (note 6)                             1,333             -          8,962         10,295
Deferred revenue                                     500         7,131              -          7,631
Other liabilities                                  4,650           233              -          4,883
                                                --------      --------       --------       --------
Total liabilities                                 18,560         7,790          8,962         35,312
                                                ========      ========       ========       ========

Shareholders' equity                              28,552        (4,787)         4,787         28,552
                                                --------      --------       --------       --------
Total liabilities and shareholders' equity      $ 47,112      $  3,003       $ 13,749       $ 63,864
                                                ========      ========       ========       ========


              The accompanying notes are an integral part of these
                    pro forma combined financial statements.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                       THE SIX MONTHS ENDED JUNE 30, 1997
     (unaudited; figures in thousands, except share and per share amounts)


                                                     YEAR ENDED DECEMBER 31, 1996
                                     ----------------------------------------------------------
                                              Historical                      Pro Forma
                                     -------------------------      ---------------------------
                                                        The          Adjust-
                                      National       Companies        ments          Combined
                                     -----------    ----------      ----------      -----------
Net premiums written                 $    12,636     $       --     $       --     $    12,636
Change in unearned premiums                  949             --             --             949
                                     -----------     ----------      ---------      ----------
Net premiums earned                       13,585             --             --          13,585
Flood inquiry fees                        18,499             --             --          18,499
Tracking fees                              5,479             --             --           5,479
Real estate tax services (note 7)            --           8,399             --           8,399
Net commission income                      1,145             --             --           1,145
Net investment income                      1,975             --             --           1,975
                                     -----------     ----------      ---------      ----------
Total revenues                            40,683          8,399             --          49,082
                                     -----------     ----------      ---------      ----------
Loss and LAE                               4,002             --             --           4,002
Commissions paid to nonaffiliates          1,954             --             --           1,954
Personnel expenses                        18,948             --             --          18,948
Other expense (income) (note 8)           14,221          6,891          2,013          23,125
                                     -----------     ----------      ---------      ----------
Total expenses                            39,125          6,891          2,013          48,029
                                     -----------     ----------      ---------      ----------
Income (loss) before taxes                 1,558          1,508         (2,013)          1,053
Income tax provision (benefit)
   (note 9)                                  284             --           (207)             77
                                     -----------     ----------      ---------      ----------
Net income (loss)                    $     1,274     $    1,508     $   (1,806)    $       976
                                     ===========     ==========      =========      ==========

Weighted average common shares
  outstanding                          3,917,000                                    3,917,000
Net income (loss) per share          $      0.33                                   $     0.25
                                     ===========                                   ==========


                                                   SIX MONTHS ENDED JUNE 30, 1997
                                     ----------------------------------------------------------
                                              Historical                      Pro Forma
                                     -------------------------      ---------------------------
                                                        The          Adjust-
                                      National       Companies        ments          Combined
                                     -----------    ---------       ----------     -----------
Net premiums written                 $     9,714     $       --     $       --     $     9,714
Change in unearned premiums               (1,066)            --             --          (1,066)
                                     -----------     ----------      ----------     -----------
Net premiums earned                        8,648             --              --           8,648
Flood inquiry fees                         9,979             --              --           9,979
Tracking fees                              3,594             --              --           3,594
Real estate tax services (note 7)                         3,562                           3,562
Net commission income                        388             --              --             388
Net investment income                        899             --              --             899
                                     -----------     ----------      ----------     -----------
Total revenues                            23,508          3,562              --          27,070
                                     -----------     ----------      ----------     -----------
Loss and LAE                               2,886             --              --           2,886
Commissions paid to nonaffiliates          1,101             --              --           1,101
Personnel expenses                        10,572             --              --          10,572
Other expense (income) (note 8)            6,434          3,183             675          10,292
                                     -----------     ----------      ----------     -----------
Total expenses                            20,993          3,183             675          24,851
                                     -----------     ----------      ----------     -----------
Income (loss) before taxes                 2,515            379            (675)          2,219
Income tax provision (benefit)
   (note 9)                                  875             --            (121)            754
                                     -----------     ----------     -----------     -----------
Net income (loss)                    $     1,640     $      379     $      (554)    $     1,465
                                     ===========     ==========     ===========     ===========

Weighted average common shares
  outstanding                          3,989,660                                     3,989,660
Net income (loss) per share          $      0.41                                   $      0.37
                                     ===========                                   ===========


              The accompanying notes are an integral part of these
                    pro forma combined financial statements.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS



1. Cash and investments. Investments and cash balances of the Companies were excluded from the Acquisition. The pro forma adjustments for the balance sheets reflect $613,000 of transaction expenses incurred by National, which were capitalized as part of the purchase price.

2. Accounts receivable. Billed and unbilled accounts receivable of $1.2 million was acquired as part of Acquisition, net of allowances for doubtful accounts. Had the Acquisition occurred on December 31, 1996, the accounts receivable acquired would have been $755,000. The Companies' allowance for doubtful accounts was $49,782 at December 31, 1996.

3. Property, plant and equipment. Property, plant and equipment acquired included data processing equipment, automobiles and other assets. The net book value of the equipment as of the date of the Acquisition approximated the fair market value of the equipment. The equipment is depreciated on a straightline basis over three to five years.

4. Goodwill. The purchase price of the Companies was $9.268 million, exclusive of acquisition expenses. Goodwill of $12.7 million was recorded as of the date of the Acquisition. Goodwill, as recorded at the date of Acquisition, includes the effect of $613,000 of acquisition expenses, fair market value of assets of $4.4 million (primarily a deferred tax asset) and fair market value of liabilities of $7.3 million (primarily deferred revenue on the Companies' mortgage servicing portfolio). Goodwill is amortized over a 25 year period in recognition of the Companies' long standing relationship with municipal taxing authorities in the eastern U.S. Pursuant to the Assets Purchase Agreement dated August 15, 1997, as amended (the "Acquisition Agreement"), National is required to pay up to an additional $4 million to the sellers of the Companies if certain revenue targets are met as of the twelve month period ended April 30, 1998. National is presently unable to assess the likelihood or amount of this contingency payment. If and when such payment is made, National will record additional goodwill in the amount of the payment.

5. Other assets. This includes approximately $2.9 million for a deferred tax asset, recognized in connection with the temporary timing differences from the Companies' deferred revenue.

6. Notes payable. In connection with the Acquisition, National incurred $9.3 million of debt from its existing commercial lender pursuant to a term loan facility (the "Term Facility"). Had the Company effected the Acquisition on December 31, 1996, the required borrowing under the Term Facility would have been $8.9 million. The difference between the pro forma notes payable and actual notes payable results from the difference in fair market value of assets purchased and liabilities assumed on the respective dates.

7. Revenue. Revenue of the Companies consists primarily of life-of-loan tax service fees. Please refer to the notes to the audited financial statements contained elsewhere in this report.

8. Other expense (income). This expense includes primarily general, administrative and personnel costs. The pro forma adjustments include the effect of interest expense of $868,000 for the year ended December 31, 1996, and $409,000 for the six months ended June 30, 1997. The pro forma adjustments also include the impact of no interest or investment income or gain on the Companies' investments and cash balances, which were not purchased. The effect of this adjustment is $635,000 and $11,000 for the year ended December 31, 1996, and the six months ended June 30, 1997, respectively. In addition, the pro forma adjustments include the impact of goodwill amortization expense in the amount of $510,000 and $255,000 for the year ended December 31, 1996, and the six months ended June 30, 1997, respectively.

9. Income tax provision (benefit). Prior to the Acquisition, the Companies each elected to be taxed as an S-Corporation pursuant to IRC Section 1361. Accordingly, the historical financial statements of the Companies do not include an income tax provision. The pro forma adjustment for taxes reflects the tax provision or benefit of the Companies' pro forma income before taxes at National's statutory tax rate of 41%.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NATIONAL INSURANCE GROUP



Date: November 26, 1997                By:   /s/ Robert P. Barbarowicz
                                            ------------------------------------
                                                 Robert P. Barbarowicz,
                                                 Executive Vice President,
                                                 General Counsel and Secretary